CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 2, 2004, for Mundoval Fund (the “Fund”) and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 1 to Mundoval Funds’ Registration Statement on Form N-1A (file No. 333-116723 and 811-21596), including the references to our firm and the heading “Accountants” in the Statement of Additional Information of the Fund.

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.

Westlake, Ohio

September 2, 2004